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                                                                   EXHIBIT 10.10

                               CIRRUS LOGIC, INC.

                              EMPLOYMENT AGREEMENT

     This Agreement is entered into effective as of February 27, 2002, (the "Effective Date") by and between Cirrus Logic, Inc., a Delaware corporation (the "Company") and David French (the "Employee").

     WHEREAS, the Company desires to employ the Employee on a full-time basis in the capacity of President and Chief Executive Officer of the Company, and the Employee desires to accept such employment; and

     WHEREAS, the parties desire and agree to enter into an employment relationship by means of this Agreement;

     NOW THEREFORE in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and among the parties as follows:

     1.   Position and Duties. The Employee shall be employed as President and
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          Chief Executive Officer of the Company, reporting to the Company's
          Board of Directors and assuming and discharging such responsibilities as are commensurate with the Employee's position. In performing his basic duties, the Employee shall work at the Company's principal business office located in Austin, Texas. The Employee acknowledges that frequent travel will be necessary in carrying out his duties hereunder. The Employee shall perform his duties faithfully and to the best of his ability and shall devote his full business time and effort to the performance of his duties hereunder.

     2.   Compensation.
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          (a)  Base Salary. For all services to be rendered by the Employee to
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               the Company while this Agreement is in effect, the Employee shall receive an annual base salary equal to $450,000 (the "Base Salary"), payable bi-weekly in accordance with the Company's normal payroll practices.

          (b)  Executive Variable Compensation Program. The Employee shall be
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               eligible to participate in the Company's Executive Variable
               Compensation Program ("VCP"). The Employee's target payout under the VCP shall be one hundred fifty percent (150%) of his Base Salary.

          (c)  Restricted Stock. The outstanding $750,000 loan secured by
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               Employee's 90,000 shares of the Company's common stock will become due and payable 180 days following the Employee's termination of employment with the Company for any reason.

          (d)  Relocation: Moving Expenses. Upon termination of the Employee's
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               employment with the Company for any reason, the unpaid principal amount of the outstanding $721,899 relocation loan shall bear interest at the then "applicable federal rate" (as defined in Section 1274(d) of the Internal Revenue Code (or any successor provision). The relocation loan will become due and payable 180 days following the Employee's termination of employment with the Company for any reason.

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          (e)  Termination by Reason of Death or Disability. In the event of
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               Employee's death during the term of this Agreement, the Company shall pay the Employee's estate all salary, bonuses and unpaid vacation accrued as of the date of Employee's death and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death and in accordance with applicable law. In the event that, during the term of this Agreement, Employee is unable to perform his job due to death or disability (as determined under the Company's long-term disability insurance program) for six months in any 12-month period, the Company may, at its option, terminate the Employee's employment with the Company, pursuant to Section 5 below, and such termination shall entitle the Employee to all salary, bonuses and unpaid vacation accrued as of the date of such termination and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of such termination and in accordance with applicable law. Notwithstanding Section 2(d) above, in the event Employee's employment is terminated as a result of his death or disability, the Company will forgive his relocation loan, subject to his or his estate's prompt payment to the Company of any applicable income and withholding taxes.

     3.   Other Benefits. The Employee and his legal dependents shall be
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          entitled to participate in the employee benefit plans and programs of the Company, if any, to the extent that his position, tenure, salary, age health and other qualifications make the Employee and his legal dependents eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. Employee will be eligible for vacation and sick leave in accordance with the policies in effect during the term of this Agreement and will receive such other benefits as the Company generally provides to its other employee of comparable position and experience.

     4.   Expenses. The Company shall reimburse the Employee for reasonable
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          travel, entertainment or other expenses incurred by the Employee in the furtherance of or in connection with the performance of the Employee's duties hereunder, in accordance with the Company's expense reimbursement policy as in effect from time to time.

     5.   Termination. In the event (i) the Company terminates the Employee's
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          employment other than for Cause, or (ii) any successor to the Company fails or refuses to assume this Agreement in accordance with Section 7 below, the Employee shall be entitled to receive a single, lump-sum severance payment within fifteen (15) days of termination equal to the Employee's then current annual base salary. In addition, the Company shall pay to the Employee a lump-sum payment in an amount equivalent to the reasonably estimated costs the Employee may incur to extend for a period of twelve (12) months under the COBRA continuation laws the Employee's group medical and dental plans coverage in effect on the date of such termination. In addition, in the event the Company terminates the Employee's employment other than for Cause, the Employee's outstanding stock options will remain exercisable for a 180-day period following such termination and will vest as follows:
          (i) all of the Employee's outstanding and unvested options that were granted prior to February 27, 2002 will fully vest, and (ii) fifty percent (50%) of the Employee's outstanding and unvested options that were granted on or after February 27, 2002, will fully vest, except that, in the event the Employee's employment is terminated by the Company other than for Cause or the Employee terminates his employment for Good Reason in each case within one year

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          following a Change in Control, all of the Employee's outstanding and unvested options that were granted on or after February 27, 2002, will fully vest. In the event the Company decides to terminate the Employee's employment other than for Cause, the Company will provide employee with six (6) months prior written notice of such decision. For purposes of this Agreement only, a "Change in Control" of the Company will be deemed to occur when the Company stockholders approve a transaction (e.g., an acquisition, merger or consolidation) the result of which is that the voting securities of the Company immediately prior to such a transaction represent less than 80% of the combined voting power of the resulting entity, or the liquidation/dissolution/sale of all or substantially all of the assets or business of the Company. For purposes of this Agreement only, "Good Reason" shall mean any act of the Company that materially and adversely diminishes the Employee's duties or responsibilities, provided that in the event of any such act that the Employee shall notify the Company in writing of such act and the Company shall have thirty (30) days to remedy such act from its receipt of such notice. For purposes of this Agreement only, the term "Cause" shall mean (i) gross negligence or willful misconduct in the performance of duties to the Company after one written warning detailing the concerns and offering the Employee opportunities to cure; (ii) material and willful violation of any federal or state law; (iii) commission of any act of fraud with respect to the Company; (iv) conviction of a felony or any crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company's confidential or proprietary information. For purposes of this Agreement, the determination of Cause shall be determined by the Board in its sole and absolute discretion.

     6.   Right of Advice of Counsel. The Employee acknowledges that he has
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          consulted with counsel and is fully aware of his rights and obligations under this Agreement and of the tax consequences thereof.

     7.   Successors.
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          (a)  Company's Successors. Any successor to the Company (whether
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               direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under the Agreement, the term "Company", shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

          (b)  Employee's Successors. Without the written consent of the
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               Company, the Employee shall not assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity. Notwithstanding the foregoing, the terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs distributees, devisees and legatees.

     8.   Notice Clause.
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          (a)  Manner. Any notice hereby required or permitted to be given shall
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               be sufficiently given if in writing and upon mailing by
               registered or certified mail,


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               postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to other party.

          (b)  Effectiveness. Any notice of other communication required or
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               permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with
               Section 8(a).

     9.   Governing Law. This Agreement shall be governed by and construed in
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          accordance with the internal substantive laws, but not the choice of law rules, of the State of Texas.

     10.  Severability. The invalidity or unenforceability of any provision of
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          this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

     11.  Integration. Execept as otherwise expressly provided other wise
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          herein, this Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements, whether written or oral. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

     12.  Taxes. All payments made pursuant to this Agreement shall be subject
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          to withholding of applicable income and employment taxes.

     13.  Indemnificaiton. In the event Employee is made, or threatened to be
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          made, a party to any legal action or proceeding, whether civil or criminal, by reason of the fact that Employee is or was a director or officer of the Company or serves or served any other corporation fifty percent (50%) or more owned or controlled by the Company in any capacity at the Company's request, Employee shall be indemnified by the Company, and the Company shall pay Employee's related expenses when and as incurred, all to the fullest extent permitted by law.

     14.  Arbitration. Except for proceedings seeking injunctive relief,
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          including, without limitation, allegations of misappropriation of trade secrets, copyright or patent infringements, or breach of any anti-competition provisions of the Agreement, any controversy or claim arising out of or in relation to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA"), and judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Arbitration of this Agreement shall include all claims, regardless of whether the dispute arises during the term of the Agreement, at the time of termination or thereafter. Either party may initiate the arbitration proceedings, for which the provision is herein made, by notifying the opposing party, in writing, of its demand to arbitrate. In any such arbitration there shall be appointed one arbitrator who shall be selected in accordance with the AAA Commercial Arbitration Rules. The place of arbitration shall be Austin, Texas. The parties agree that the award of the arbitrator shall be the sole and exclusive remedy between them regarding any claims, counterclaims, issues or accountings presented or plead to the arbitrator; that the arbitrator shall be the final judge of both law and fact in arbitration of disputes arising out of or relating to this Agreement, including the interpretation of the terms of this Agreement. The parties further agree it shall be the sole and exclusive duty of the arbitrator to determine the arbitrability of issues in dispute and that neither party shall have recourse to the court of such a determination.

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     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the day and year first above written.

                                 CIRRUS LOGIC, INC.


                                 By:      /s/ Steven D. Overly
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                                 Title: Sr. VP, Administration & General Counsel
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                                 DAVID FRENCH

                                     /s/ David French
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